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                                                                   EXHIBIT 23(a)

                         CONSENT OF ARTHUR ANDERSEN LLP

     We consent to the incorporation by reference in the Registration Statement No. 33-59924 of Heritage Financial Services, Inc. on Form S-8 of our report dated January 17, 1997, appearing in this Annual Report on Form 10-K of Heritage Financial Services, Inc. for the year ended December 31, 1996.

ARTHUR ANDERSEN LLP

Chicago, Illinois
March 5, 1997